UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer Identification No.)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2015, Titan Machinery Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) among Titan Machinery Inc., as Borrower, the financial institutions party thereto, as lenders, Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent, Wells Fargo, Bank of America, N.A. (“Bank of America”), PNC Bank, National Association (“PNC”) and Regions Bank (“Regions”), as Joint Lead Arrangers and Joint Book Runners, Bank of America as Syndication Agent, and PNC and Regions, as Co-Documentation Agents. The Credit Agreement amends, restates and extends the Company’s existing $362.0 million credit facility dated March 30, 2012 (the “Existing Credit Facility”), and provides for a secured credit facility in an amount of up to $350.0 million, consisting of a $75.0 million credit facility (the “Revolver Loan”), and a $275.0 million floorplan facility (the “Floorplan Loan”).
The borrowing base for the Revolver Loan is calculated based upon the Company’s account receivables, parts, and rental equipment pursuant to a formula and subject to certain reserves, as defined under the Credit Agreement. The borrowing base for the Floorplan Loan is calculated based upon the Company’s equipment inventory pursuant to a formula and subject to certain reserves, as defined under the Credit Agreement.
The outstanding indebtedness under the Credit Agreement matures on the earlier of (a) October 28, 2020; or (b) the date that is six months prior to maturity of certain existing senior convertible notes unless on such date certain financial covenant tests are met as described in the Credit Agreement.

Borrowings under the Credit Agreement bear interest at a variable rate. The Company elects at the time of any advance to choose a Base Rate Loan or a LIBOR Rate Loan. The LIBOR Rate is for the duration of one month, two month, or three month LIBOR rate at the time of the loan, as chosen by the Company. The Base Rate is the greatest of (a) the Federal Funds Rate plus 0.5%, (b) the one month LIBOR Rate plus 1%, and (c) the prime rate of interest announced, from time to time, within Wells Fargo. The applicable margin rate is determined based on excess availability under the Credit Agreement and ranges from 0.75% to 1.5% for Base Rate Loans and 1.75% to 2.50% for LIBOR Rate Loans. Under the Existing Credit Facility, the LIBOR margin in effect at time of closing was 3.125%.

The unused line fee under the Credit Agreement is incurred at 0.25% per annum if Average Aggregate Usage under the facility is equal to or greater than 50% of the Maximum Credit Amount under the Credit Agreement; otherwise 0.375% per annum.
Interest payments, unused line fees, and other fees and expenses under the Credit Agreement are due in arrears on the first day of each month. The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees and letter of credit fees for a credit facility of this size and type.
The Credit Agreement does not obligate the Company to maintain financial covenants, except in the event that excess availability plus eligible cash collateral is less than 15% of the borrowing base, at which point the Company is required to maintain a fixed charge coverage ratio (“FCCR”) of at least 1.1. The Credit Agreement includes various restrictions on the Company and its subsidiaries’ activities, including, under certain conditions, limitations on the Company’s ability to make certain cash payments including cash dividends and stock repurchases, issuance of equity instruments, acquisitions and divestitures, and entering into new indebtedness transactions.

The Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate may apply on any amount outstanding under the Credit Agreement during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate.

The obligations under the Credit Agreement are secured by a first priority lien on substantially all assets of the Company including, among other assets, substantially all working capital assets including cash, accounts receivable and inventory, subject to collateral priority arrangements agreed to in inter-creditor agreements between CNH Industrial Capital and AgriCredit, who each furnish floorplan financing to the Company (CNH Industrial Capital in an amount up to $450 million and AgriCredit in an amount up to $172 million).

As of October 28, 2015, the initial outstanding indebtedness under the Credit Agreement was approximately $85.0 million.
The description of the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information regarding the Company’s entry into the Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, dated as of October 28, 2015, by and among Titan Machinery Inc., as Borrower, the financial institutions party thereto, as lenders, Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Wells Fargo, Bank of America, N.A. (“Bank of America”), PNC Bank, National Association (“PNC”) and Regions Bank (“Regions”), as Joint Lead Arrangers and Joint Book Runners, Bank of America as Syndication Agent, and PNC and Regions, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: November 2, 2015	By	/s/ Mark Kalvoda
Mark Kalvoda
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

EXHIBIT INDEX
to
FORM 8-K

TITAN MACHINERY INC.

Date of Report:	Commission File No.:
October 28, 2015	001-33866

Exhibit No.	ITEM

10.1
Second Amended and Restated Credit Agreement, dated as of October 28, 2015, by and among Titan Machinery Inc., as Borrower, the financial institutions party thereto, as lenders, Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Wells Fargo, Bank of America, N.A. (“Bank of America”), PNC Bank, National Association (“PNC”) and Regions Bank (“Regions”), as Joint Lead Arrangers and Joint Book Runners, Bank of America as Syndication Agent, and PNC and Regions, as Co-Documentation Agents.